UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2010
COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	0-51937	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51938	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events
Item 8.01 Other Events
     Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (“Holdings” and, together with the Company, collectively “CODI,” “us” or “we”) acquires and manages small to middle market businesses in the ordinary course of its business. The following description relates to the recent acquisition of one such business.
Liberty Safe and Security Products, Inc.
     On March 31, 2010, Liberty Safe Holding Corporation (the “Buyer”), a subsidiary of the Company, entered into stock purchase agreements with (i) Gable 5, Inc. (“Gable 5”) and Liberty Safe and Security Products, LLC (“Seller”) (the “Liberty Purchase Agreement”), and (ii) certain management stockholders of Gable 5 (the “Management Purchase Agreement”), pursuant to which Buyer acquired all of the issued and outstanding capital stock of Gable 5 and, indirectly, Liberty Safe and Security Products, Inc. (“Liberty Safe”), a wholly-owned subsidiary of Gable 5.
     Under the terms of the transactions, CODI’s acquisition of Liberty Safe is based on a total enterprise value of $70.0 million. Transaction expenses were approximately $1.5 million. The cash consideration and transaction expenses were funded by CODI through drawings under CODI’s revolving credit facility. CODI’s initial ownership position in Liberty Safe is approximately 96% on a primary basis and approximately 88% on a fully diluted basis. Liberty Safe’s management, pursuant to the Management Purchase Agreements, and certain other investors invested in the transaction alongside CODI collectively representing approximately 4% initial minority interest on a primary basis and approximately 12% on a fully diluted basis.
     Based in Payson, Utah and founded in 1988, Liberty Safe is the premier designer, manufacturer and marketer of home and gun safes in North America. From its over 200,000 square foot manufacturing facility, Liberty Safe produces a wide range of home and gun safe models in a broad assortment of sizes, features and styles. Products are marketed under the Liberty brand, as well as a portfolio of licensed and private label brands, including Remington, Cabela’s and John Deere. Liberty Safe’s products are the market share leader and are sold in various sporting goods, farm and fleet, and home improvement retail outlets. Liberty Safe also has the largest independent dealer network in the industry. For the year ended December 31, 2009, Liberty Safe reported revenue of $73.8 million and had capital expenditures of approximately $0.6 million.
     Concurrent with the closing of the Buyer’s acquisition of Liberty Safe, the Company provided a credit facility to Gable 5, as co-borrower and Liberty Safe, as borrower, which funded, in part, the Buyer’s purchase of the Gable 5 stock from Seller and made available to Liberty Safe a secured revolving loan commitment and secured term loans. The initial amount outstanding under these facilities at the close of this transaction was approximately $44 million. The loans to Liberty Safe are secured by security interests in all of the assets of Buyer, Gable 5 and Liberty Safe and the pledge of the equity interests in Gable 5 and Liberty Safe. In addition to being similar to the terms and conditions of the credit facilities in place with our existing businesses, the Company believes that the terms of the loans are fair and reasonable given the leverage and risk profile of Liberty Safe.
     Compass Group Management LLC, our manager, acted as an advisor to the Company in the transaction for which it received fees and expense payments totaling $0.7 million.
     The foregoing brief description of the Purchase Agreement is not meant to be exhaustive and is qualified in its entirety by the Purchase Agreement itself, which is attached hereto as Exhibit 99.1.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

99.1	Stock Purchase Agreement dated as of March 31, 2010, by and among Gable 5, Inc., Liberty Safe and Security Products, LLC and Liberty Safe Holding Corporation

99.2	Press Release of the Company dated April 1, 2010 announcing the purchase of Liberty Safe

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2010	COMPASS DIVERSIFIED HOLDINGS
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Regular Trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2010	COMPASS GROUP DIVERSIFIED HOLDINGS LLC
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.
99.1	Stock Purchase Agreement dated as of March 31, 2010, by and among Gable 5, Inc., Liberty Safe and Security Products, LLC and Liberty Safe Holding Corporation

99.2	Press Release of the Company dated April 1, 2010 announcing the purchase of Liberty Safe

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